SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 4, 1997
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                               XAVIER CORPORATION
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             (Exact name of registrant as specified in its charter)



          Delaware                   0-28204                     76-0490006
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)



1600 Smith Street, Suite 4700, Houston, Texas                      77002
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code 713-652-5111
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                                 Not applicable.
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         (Former name or former address, if changed since last report.)

ITEM 5.        OTHER EVENTS.


Regulation S Private Placements.

          Registrant is currently undertaking a placement of convertible debentures (the "Debentures") pursuant to Regulation S ("Regulation S") adopted under the Securities Act of 1933, as amended (the "Act"). The Debenture offering is being offered wholly to foreign investors. The maximum authorized aggregate principal amount of the Debentures which may be sold is $7 million, although no minimum amount of Debentures is required to be sold.

          Sales of Debentures were consummated on March 4, 1997, for an aggregate amount of $250,000.00. All sales were to foreign investors. The Debentures sold in the March 4th transaction bear interest at the rate of 4% per annum and are convertible into the Common Stock of the Registrant at a conversion price equal to the lesser of (i) $1.75 per share, or (ii) 75% of the average closing bid price of the Registrant's Common Stock for the five consecutive trading days ending on the trading day immediately preceding the date of conversion. The Debentures have a three-year term to maturity, with interest only payable in annual installments prior to the maturity date.


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    XAVIER CORPORATION



Date:  March 19, 1997               By  /s/ Robert S. Parsons
                                       -----------------------------------------
                                        Robert S. Parsons
                                        Vice President & Chief Financial Officer


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